                                   EXHIBIT 21

                   SUBSIDIARIES OF MERCER INTERNATIONAL INC.

                                                                                     SHAREHOLDING
                                                                                    AT END OF YEAR
                                                                JURISDICTION       -----------------
NAME OF SUBSIDIARY(1)                                         OF INCORPORATION     DIRECT     INDIRECT
---------------------                                         ----------------     ------     ------
Dresden Papier AG...........................................    Germany             --        100.0%
Zellstoff-und Papierfabrik Rosenthal GmbH...................    Germany             --        100.0%

---------------

(1) All the subsidiaries are doing business under their own names.

                                       47